Exhibit 4.48

RAFAEL MONJO CARRIÓ

NOTARY

C/ Monte Esquinza, 6

28010 MADRID

Phone: 91 418 32 80 Fax: 91 319 90 46

COPY

ACCESSION DEED TO THE PLEDGE OF SHARES IN CEMEX ESPAÑA, S.A. EXECUTED BY THE ENTITIES “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER FIVE HUNDRED AND THIRTY-SIX

In Madrid, my place of residence, on March twenty fifth two thousand and thirteen.

Before me, Mr. RAFAEL MONJO CARRIÓ, a Notary of Madrid and its Illustrious College,

APPEARS:

Ms. MARTA GARCÍA LÓPEZ, of full age, a Spanish citizen, domiciled for the purposes hereof at the Calle José Abascal, 45 in Madrid, holding valid Spanish Identity Document number 02634855-K,

Mr. JUAN PELEGRI Y GIRON, of full age, domiciled for the purposes hereof in Madrid, Calle Hernández de Tejada, number l, Madrid, holding valid Spanish Identity Document number 01489996-X, and

INVOLVED:

The first party, for and on behalf of THE BANK OF NEW YORK MELLON (hereinafter, the “Bank”), incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America, which in turn acts on behalf and for the benefit of the holders of senior secured notes (Senior Secured Notes, in its name in English) maximum aggregate principal amount of U.S.$600 million, at an interest rate of 5.875%, maturing in 2019, subject to prepayment assumptions that are planned, issued under the Indenture, governed by the laws of the State of New York (United States of America ), signed on March 25, 2013 by, among others, CEMEX, S.A.B. de C.V., a corporation with variable capital incorporated under the laws of Mexico, as issuer, and The Bank of New York Mellon, as trustee (hereinafter, together with its subsequent amendments or novations, the “Notes Issue”).

Makes effective use of power, as affirmed, in his favor conferred by deed executed before New York Notary Public Mr. Danny Lee on twenty-fifth of March two thousand and thirteen,

photocopy which has been shown to me whose original has been duly apostilled under The Hague Convention of October 5th 1961 and I, the Notary, will attach to this deed, by diligence when it is delivered to me.

The second party , for and on behalf of CEMEX ESPAÑA, S.A., a company governed by the laws of Spain (formerly Compañía Valenciana de Cementos Portland, S.A.), with registered office at Calle Hernández de Tejada, number 1, Madrid, whose corporate objects are, among others is the manufacturing, commercialization, marketing and distribution of all kinds of bags and packaging or similar article, paper or any other material, for the packaging of cement, etc..

It was incorporated for an indefinite period in deed authorized by Valencia Notary Mr. Juan Bautista Roch Contelles on 30th April 1917, adapted to the laws now in force in a deed authorized by Valencia Notary Mr. Antonio Soto Bisquert on 13th July 1990; the incorporation was REGISTERED in the Companies Register of Valencia at volume 122, Companies book 28, public section 3 of companies, sheet 354, entry 1; adaptation is entered in the aforementioned Register, at volume 2854, book 10, general section, folio sheet-V2533, entry 165; the company’s articles of association were also consolidated in another public instrument authorized by Madrid Notary Mr. Antonio Francés y de Mateo on August 12th 1993, document number 6796, which was taken to entry 200.

The company moved to the aforementioned current registered office as provided for in a deed authorized by Valencia Notary Mr. Antonio Soto Bisquert on 29th June 1995, document number 1489, and this was entered in the Companies Register of Madrid, at volumes 9743 and 9744, Companies Book section 8, folios 1 and 166, sheet number M-156542, entries 1 and 2.

Its name was changed to its current name by means of a resolution adopted by the Company’s General Shareholders’ Meeting held on twenty-fourth June two thousand and two, publicly recorded before me on the same day, under document number 662, taken to entry 122 of the registration sheet.

It is provided with C.I.F. number: A46004214.

It makes use of existing powers, according to its favor conferred by resolution adopted by the Board of Directors of the Company at its meeting held on March twelve of two thousand thirteen in a public deed executed before me on March 20, two thousand thirteen under the order number 487 of my protocol, I am credited with a certified copy of the deed that I have in view.

For the purposes stated in Article 98 of Law 24/2001, and in accordance with the Resolution of the Directorate General of Registries and Notaries of April 12, 2002, I note that in my opinion I consider sufficient accredited representative powers to formalize this Deed on the terms set out below.

REAL TITLE. – I, the Notary, expressly state that I have fulfilled the obligation of title owner identification according to Act 10/2010, of April 28, whose result is recorded in the authorized act approved before my testimony, on November 11 of two thousand ten, under number 2.387 of order of my protocol, which has not changed since then, according to statements by the representative of the Company.

In my view, the appearing parties, acting for their aforementioned principals, have full legal capacity and a lawful interest as required to execute this ACCESSION DEED TO THE PLEDGE AGREEMENT OF SHARES IN CEMEX ESPAÑA, S.A. and, therefore, using their aforementioned powers, and for all statutory purposes,

WHEREAS

I. That, under contract in a policy issued by me on November 8, 2012 inscribed with the number 3530 in Section A of its register (hereinafter, the “Pledge Policy”) (hereinafter, the “Pledge Agreement”), CEMEX, S.A.B. de C.V. and New Sunward Holding B.V. constituted certain pledge property rights (hereinafter, the “Pledges”) on the shares of CEMEX ESPAÑA, S.A.

II. That, pursuant to the Relationship Agreement between Creditors (as defined in this Pledge Policy), creditors of CEMEX group under notes issues such as the Notes Issue shall be considered Additional Notes Creditors (Additional Notes Creditors) and, therefore, of Secured Parties (Secured Parties) on the terms provided in the Relationship Agreement between Creditors and the Pledge Policy, and may get the benefit of the Pledges by adhering to the Pledge Policy as provided in Clause 16 thereof.

IV. In accordance with the provisions of Clause 16 of the Pledge Policy, the Secured Parties in whose benefit the Security Agent acted, which includes the Bank, as trustee of the note holders of the Issue Notes, may adhere to the Pledge Policy and ratify its contents, accepting the Pledges established in their favor as security for the relevant Secured Notes, by appearing before me.

Those accessions will be carried out by signing the relevant accession deed or agreement of accession and without the need of a new consent by the pledgers or the credit pledgers because they previously gave their consent in the Relationship Contract between Creditors and in the Pledge Policy.

V. The Bank expressly states that the accession referred to in the Articles of this Deed is formalized merely as an instrument enforcing the rights conferred on the Bank in the Pledge Policy which provides for such accession, in order for the payment obligations under the Notes Issue to be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), concurrently with the remaining Pledges.

VI. Now therefore, the Bank wishes to execute this Accession Deed (hereinafter, the “Deed”) in conformity with the following

ARTICLES

ONE.- ACCESSION TO THE PLEDGE POLICY The Bank hereby adheres to, ratifies and approves all the terms of the Pledge Policy and declares that it is acquainted with the full contents thereof, and therefore that such accession shall be fully valid and effective and accepting that the payment obligations arising from the Notes Issue dated March twenty-fifth two thousand and thirteen shall be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), concurrently with the remaining Pledges.

The Bank REQUESTS that I, the Notary, NOTIFY this accession to WILMINGTON TRUST (LONDON) LIMITED, domiciled for the purposes hereof at Third Floor, 1 King’s Arms Yard, London, United Kingdom, EC2R 7AF (attention Sajada Afzail), as Collateral Agent and I, the Notary, accept such request.

CEMEX España, S.A. appears herein for the purpose of acknowledging this accession.

TWO.- GOVERNING LAW AND JURISDICTION.

2.1 This Deed is subject to general Spanish law.

2.2 The Parties expressly submit to the jurisdiction and authority of the Courts and Tribunals of the capital city of Madrid for any and all matters arising in connection with the validity, construction, performance and enforcement of this Deed.

DATA PROCESSING.- The appearing parties accept that their details and a copy of the identity documents shall be included in the Notary’s filing systems for the purpose of discharging the duties of a practicing notary and communicate data as provided for in the Public Administrations Act and, as the case may be, to the Notary taking over from the undersigned Notary in due course. They may exercise their rights of access, correction, erasure and objection at the authorizing Notary’s Office.

Thus they have stated and declared.

And I, the Notary, HEREBY CERTIFY:

a.- That I have identified the appearing parties by means of their identity documents, referred to in the recitals, which have been shown to me.

b.- That the appearing parties have capacity and have a lawful interest, in my view, for the purposes hereof.

c.- That this deed conforms to the law and to the appearing parties’ free and duly informed intention.

d.- That this public instrument was read out to the signatories, who were first advised of their right to do so on their own, which they have used, and that they confirm that they have become duly acquainted with the full contents hereof, which they consent to, all in accordance with article 193 of the Notarial Regulations.

e.- I, the Notary, certify that this public instrument has been written up on nine series AS sheets of notarial paper, numbers 2401598 and the following five in correlative order, I, the Notary, attest. -. Followed by the appearing parties’ signatures.- : RAFAEL MONJO CARRIÓ. Initialed- - The Notary’s Seal.-

CERTIFICATION.- This is to certify that on twenty-sixth of March two thousand and thirteen I left before the Post Office branch 2825494, E.O. MINISTRY OF PUBLIC ADMINISTRATIONS, for Recorded delivery and confirmation of receipt the document for service of the foregoing certificate, and that the officer in charge of the service has provided me with the slip showing shipment number RR26804063 5ES.

And I certify all of the above and that this certification is written up after the originating deed on the last series AS sheet of exclusive paper for notarial purposes number 6791650. Madrid, twenty-sixth of March two thousand and thirteen.-

Signed.- RAFAEL MONJO CARRIÓ.- Initialed.- The Notary’s Seal.

CERTIFICATION.- I, the Notary, issue this certification to certify that I have on today’s date, twenty-sixth of April two thousand and thirteen, been provided with a copy of the power of attorney executed by THE BANK OF NEW YORK MELLON before New York Notary Public Mr. Danny Lee on twenty-fifth of March two thousand and thirteen, duly authenticated with The Hague Apostille, and I, the Notary, consider that the bank’s representative is duly empowered to perfect the deed subject hereof. A copy of that power has been attached hereto as an integral part hereof.

And with nothing further to record, I, the Notary, do certify that I have issued these presents on this single sheet of notarial paper. Signed.- RAFAEL MONJO CARRIÓ.- Initialed.- The Notary’s seal.-

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